UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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PREFORMED LINE PRODUCTS

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Preformed Line Products Company
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:
      The 2006 annual meeting of shareholders of Preformed Line Products Company will be held at the offices of the Company, 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 24, 2006, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors, each for a term expiring in 2008;

2.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

3.	Any other matters that properly come before the meeting.
      Only shareholders of record at the close of business on March 13, 2006, are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Preformed Line Products Company is 660 Beta Drive, Mayfield Village, Ohio 44143.

By order of the Board of Directors,

R. Steven Kestner,
Secretary
Dated: March 24, 2006
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

PREFORMED LINE PRODUCTS COMPANY
PROXY STATEMENT

       Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on the matters to be voted on at the annual meeting of shareholders. The annual meeting of shareholders will be held at 660 Beta Drive, Mayfield Village, Ohio, 44143, on Monday, April 24, 2006, at 9:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March 24, 2006.
      Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2005, is enclosed with this proxy statement.
      Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and we will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.
      Proxies; Revocation of Proxies. The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to elect the director nominees set forth under “Election of Directors.” Your presence at the annual meeting of shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.
      Voting Eligibility. Only shareholders of record at the close of business on the record date, March 13, 2006, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 5,718,777 common shares, $2 par value, each of which is entitled to one vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Retirement Agreement
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Performance Graph
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Independent Auditors
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Communication with the Board of Directors
Miscellaneous

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows the amount of the Company’s Common Shares beneficially owned as of March 13, 2006 by (a) the Company’s directors, (b) each other person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (c) the Company’s Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Comparison Table, and (d) the Company’s executive officers and directors as a group.

	Number of
	Shares Beneficially		Percent
Name of Beneficial Owner	Owned		of Class

Barbara P. Ruhlman (1)	2,042,023	(2)	35.5%
Thomas F. Peterson, Jr.	464,783		8.1%
3060 Lander Road
Pepper Pike, Ohio 44124
Robert G. Ruhlman (1)	414,418	(4)	7.2%
Randall M. Ruhlman	259,578	(5)	4.5%
KeyCorp (6)	405,952		7.1%
John D. Drinko	555,178	(7)	9.6%
1900 East Ninth Street
3200 National City Center
Cleveland, Ohio 44114
Wilber C. Nordstrom	200		*
Frank B. Carr	6,000	(8)	*
Eric R. Graef	10,450	(3)	*
William H. Haag III	11,560	(3)	*
Robert C. Hazenfield	500		*
Dennis F. McKenna	7,500	(3)	*
All executive officers and directors as a Group (15 persons)	3,227,745		56.1%

*	Represents less than 1%.

(1)	The mailing address for each of Barbara P. Ruhlman and Robert G. Ruhlman is 660 Beta Drive, Mayfield Village, Ohio 44143.

(2)	Includes 87,551 shares held by The Thomas F. Peterson Foundation, of which Barbara P. Ruhlman is President and a Trustee.

(3)	Includes the following number of shares that may be acquired pursuant to currently exercisable stock options for Eric R. Graef, 10,000; William H. Haag III, 8,690; and Dennis F. McKenna, 7,290.

(4)	Includes 125,938 shares held by the Preformed Line Products Company Profit Sharing Trust, and 93,312 shares held in trust for the benefit of Robert G. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Randall M. Ruhlman) and 14,768 shares owned by his wife or held by her as custodian or trustee.

(5)	Includes 93,312 shares held in trust for the benefit of Randall M. Ruhlman and his children and for the benefit of Robert G. Ruhlman and his children (these 93,312 shares are also shown as being beneficially owned by Robert G. Ruhlman).

(6)	The mailing address for KeyCorp is 127 Public Square, Cleveland, Ohio 44114.

(7)	Includes 400,452 shares held in the Ethel B. Peterson Trust of which KeyCorp is the trustee and for which John D. Drinko acts as Trust Advisor and has voting control. Also includes 34,000 held in Mr. Drinko’s Trust, 10,400 shares held in Mr. Drinko’s IRA and 2,000 shares held by his wife.

(8)	Includes 2,000 shares held in Mr. Carr’s IRA.

ELECTION OF DIRECTORS
      In accordance with our current Code of Regulations, the number of directors has been fixed at eight. The Company has classified its Board of Directors into two classes composed of four members each, both serving staggered terms. Three of our current eight directors, John D. Drinko, Randall M. Ruhlman, and Glenn E. Corlett, are serving a term that expires at this year’s annual meeting of shareholders and have been nominated for re-election at the meeting. One director, Wilber C. Nordstrom, whose term expires at this year’s annual meeting of shareholders, has not been nominated. As a result, there will be a vacancy in the class of directors whose term will expire at the 2008 annual meeting of shareholders. Four directors, Barbara P. Ruhlman, Frank B. Carr, Robert G. Ruhlman, and John P. O’Brien, are currently serving a term that expires in 2007. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected to the Board of Directors. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the election of the three nominees hereinafter named.
      The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.
      The Board recommends that you vote “FOR” the following nominees.

Nominees for Election at the Annual Meeting

			Expiration
		Period	of Term
	Principal Occupation	of Service	for Which
Name and Age	and Business Experience	as a Director	Proposed

John D. Drinko, 84	Senior Partner — Baker & Hostetler LLP	1954 to date	2008

Randall M. Ruhlman, 47	President of Ruhlman Motorsports since 1987	1998 to date	2008

Glenn E. Corlett, 62	Since July 1997, Mr. Corlett has served as the Dean and the Philip J. Gardner Leadership Professor at The College of Business at Ohio University.	2004 to date	2008

	Mr. Corlett currently serves as a Director and Chairman of the audit committee for Rocky Shoes & Boots, Inc. Mr. Corlett also serves as a director of the following companies: Inn-Ohio, Inc., Copernicus Therapeutics, Inc., Grange Insurance Companies and Palmer-Donavin Manufacturing Corporation.
      Current directors whose terms will not expire at the annual meeting of shareholders:

		Period
	Principal Occupation	of Service	Term
Name and Age	and Business Experience	as a Director	Expiration

Frank B. Carr, 78	Private investor. Retired from McDonald Financial Investments, Inc. (formerly McDonald & Company) in 1990. Positions held included Partner-in-Charge of Corporate Finance and Managing Director of Corporate Finance.	1975 to date	2007

Robert G. Ruhlman, 49	Mr. Ruhlman was elected Chairman of the Company in July 2004. Mr. Ruhlman has served as Chief Executive Officer since July 2000, and as President since 1995 (positions he continues to hold).	1992 to date	2007

Barbara P. Ruhlman, 73	President of the Thomas F. Peterson Foundation since 1988.	1988 to date	2007

John P. O’Brien, 64	Since April 1990, Mr. O’Brien has been a Managing Director of Inglewood Associates, Inc., a private investment and consulting firm.	2004 to date	2007

	Mr. O’Brien currently serves as a director for the following companies and organizations: Allied Construction Products, LLC; Century Aluminum Corporation; Oglebay Norton Company; Cleveland Sight Center and MainStreet-Chagrin Falls.
      The Board has determined that Messrs. Drinko, Carr, O’Brien, and Corlett are independent under the NASDAQ’s corporate governance rules. In the opinion of the Board, Mr. Drinko’s affiliation with Baker & Hostetler LLP, a law firm that regularly provides legal services to the Company, does not interfere with Mr. Drinko’s exercise of independent judgment in carrying out his duties as a director.
      Barbara P. Ruhlman is the mother of Randall M. Ruhlman and Robert G. Ruhlman.

      The Board of Directors has determined that the Company is a “controlled company” pursuant to the NASDAQ corporate governance rules. A controlled company includes a company in which more than 50% of the voting power is held by a group. The Board has determined that the Company is a controlled company because a group, which includes the Ruhlman family and certain members of management, controls more than 50% of the Company’s Common Shares. A Schedule 13D has been filed with the Securities and Exchange Commission related to the control group of the Company. As a controlled company the Company is exempt from certain NASDAQ corporate governance rules, including the requirement that a majority of its Board be composed of independent directors and the rule that requires that nominees for election of director be selected (or recommended for selection) by a nominating committee composed of only independent directors or by a majority of the independent directors. Because the Company is a controlled company, the Board believes that it is appropriate for the Board not to have a nominating committee. Rather, the entire Board participates in the consideration of director nominees. Similarly, as a controlled company and because of the historically small turnover of its members, it is the view of the Board that it is appropriate for the Board not to consider director candidates recommended by shareholders.
      The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Board of Directors does not have a finance committee. The Audit Committee is presently comprised of Messrs. O’Brien (chairman), Carr and Corlett, each of whom qualify as independent for audit committee purposes under the NASDAQ rules. The Audit Committee financial expert is John P. O’Brien. The Compensation Committee is presently comprised of Messrs. Carr, O’Brien and Corlett (chairman).
      The Audit Committee of the Board of Directors engages the independent public accountants for the Company, reviews with the independent public accountants the plans and results of audit engagements, preapproves all professional services provided by the independent public accountants including audit and non-audit related services, reviews the independence of the independent public accountants, approves the range of audit and non-audit fees, reviews the independent public accountants’ management letters and management’s responses, reviews with management their conclusions about the effectiveness of the Company’s disclosure controls and procedures, and reviews significant accounting or reporting changes. Management does not approve professional services provided by the independent public accountants for audit and non-audit-related services.
      The Compensation Committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including matters related to salary, bonus and incentive arrangements. The Compensation Committee also administers the Company’s equity award (stock option) plan.
      In 2005, the Board of Directors held five meetings. In 2005, the Audit Committee held three formal meetings and the Compensation Committee held three meetings. In 2005, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she serves.
      Directors’ Compensation. Each director who is not an employee of the Company receives $3,300 per quarter for being a director, $1,540 for attending each meeting of the Board of Directors and each meeting of any committee. Directors who are also employees are not paid any director’s fee. The Company reimburses out-of-pocket expenses incurred by all directors in connection with attending Board of Directors and committee meetings.
Compensation Committee Report
      The Company’s executive compensation program is administered by the Compensation Committee which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Committee is comprised of the three directors listed at the end of this report, none of whom is an employee of the Company.
      The Committee’s primary objective with respect to executive compensation is to establish programs which attract and retain key officers and managers and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Committee has established and the Board of Directors has endorsed an executive compensation philosophy to compensate executive officers based on their responsibilities and the Company’s overall annual and longer-term performance.
      The primary components of the Company’s executive compensation program are (a) base salaries, (b) annual cash incentive opportunities, and (c) stock options. These components are discussed below.
      Base Salaries. Base salaries for each of the Company’s executive officers are reviewed every year by the Committee using as a guide one or more widely accepted salary evaluation systems, taking into account the size of the Company, expectations for the annual bonus plan described below and Company performance, and competitive, inflationary, and internal equity considerations. The Committee considers relevant trends in executive compensation practices, the Company’s compensation practices for employees in general, the Company’s financial performance and business condition, and recommendations of executive management on compensation of executive officers. The salary of Robert G. Ruhlman, Chairman and Chief Executive Officer, was set by the Committee to be within a range that is competitive with the fixed salaries of chief executive officers of similar size public companies with comparable profitability. The Committee believes that Mr. Ruhlman’s performance exceeded expectations. During 2005, the Chief Executive Officer’s annual salary was $400,000, maintaining Mr. Ruhlman’s salary to what the Committee believes is nearly the mid-level range of salaries at comparable companies.
      Annual Cash Incentives. All officers of the Company, including Robert G. Ruhlman, are eligible to receive annual cash bonus awards based on a set percentage of their base salary with a maximum bonus attainable equal to 50% of base salary. The percentage of base salary is determined on a sliding scale, based on the return on shareholders’ equity. The bonus awards for all officers for the years 2003, 2004 and 2005 were 25%, 45% and 45%, respectively, of base salary.
      Stock Options. The Committee has awarded options to purchase 258,000 shares of the Company’s Common Stock. The Committee has had the opportunity to grant stock options for six years and it believes that option grants are a valuable motivating tool and provide a long-term incentive to management. Share option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company’s shareholders. All options were awarded to retain qualified personnel in positions of significant responsibility with the Company. No options were granted to employees who had been with the Company for less than two years and all options contained provisions for periodic vesting. One new executive officer was granted options to purchase 5,000 common shares during 2005. All option grants had exercise prices at least equal to the fair market value of the Company’s Common Shares on the date of the grant.

Glenn E. Corlett, Chairman
Frank B. Carr
John P. O’Brien
Audit Committee Report
      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, Securities and Exchange Commission or the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee is comprised of three directors who are not officers or employees of the Company and are “independent” under the current NASDAQ rules.
      In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005, with the Company’s management. The Audit Committee discussed the matters required to be discussed by Statement on Auditing Standard No. 61, as amended, and other regulations, with the independent auditors. The Audit

Committee also obtained a formal written statement from the independent auditors that described all relationships between the independent auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The Audit Committee discussed with the independent auditors any relationships that might affect their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP (“Deloitte”) is compatible with maintaining Deloitte’s independence. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.
      Based on the above-referenced review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

John P. O’Brien, Chairman
Frank B. Carr
Glenn E. Corlett

EXECUTIVE COMPENSATION
      The table below describes the compensation earned for the last three fiscal years for our Chief Executive Officer and the four other most highly compensated executive officers. We sometimes refer to the persons listed in the table below as our “named executive officers.”
Summary Compensation Table

					Long-Term
					Compensation Awards

	Annual Compensation			Other
				Annual	Share	All Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	#	($) (3) (4)

Robert G. Ruhlman	2005	$400,000	$180,000	—	—	$89,173
Chairman of the Company,	2004	375,000	190,750	—	—	78,206
President and	2003	350,000	87,500	—	—	62,996
Chief Executive Officer
Eric R. Graef	2005	225,000	101,250	—	—	51,840
Vice President — Finance	2004	209,500	106,275	—	—	44,857
and Treasurer	2003	194,000	48,500	—	—	36,540
William H. Haag III	2005	204,000	91,800	—	—	45,339
Vice President — International	2004	196,250	99,800	—	—	40,887
Operations	2003	180,000	45,000	—	—	32,127
Dennis F. McKenna	2005	170,000	76,500	—	—	36,223
Vice President — Global	2004	140,300	75,625	—	—	26,308
Business Development	2003	113,175	—	—	—	16,848
Robert C. Hazenfield	2005	162,000	72,900	—	—	211,621	(5)
Vice President — Research	2004	156,000	79,700	—	—	32,138
and Engineering	2003	150,000	37,500	—	—	26,968

(1)	The Bonus Plan for all named executive officers is discussed in the Compensation Committee Report.

(2)	No named executive officer received perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(3)	Reflects the Company’s contributions to the Profit Sharing Plan in 2005 for Robert G. Ruhlman, $32,221; Eric R. Graef, $31,702; William H. Haag III, $32,048; Dennis F. McKenna $31,846; and Robert C. Hazenfield, $32,019. Also includes accruals to the related Supplemental Plan in 2005 for Robert G. Ruhlman, $54,483; Eric R. Graef, $16,813; William H. Haag III, $12,458; Dennis F. McKenna, $3,776; and Robert C. Hazenfield, $3,401.

(4)	Reflects premiums paid for group term life insurance for 2005: Robert G. Ruhlman, $2,469; Eric R. Graef, $3,325; William H. Haag III, $833; Dennis F. McKenna, $601; and Robert C. Hazenfield, $1,201.

(5)	Reflects the amount accrued for payments of $175,000 under Mr. Hazenfield’s retirement agreement (see section on Retirement Agreement for additional information).

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of	Value of
			Unexercised	Unexercised In-the-
	Shares		Options at Fiscal	Money Options at
	Acquired		Year-End	Year-End ($)
	on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Robert G. Ruhlman	10,000	167,125	0/0	0/0
Eric R. Graef	—	—	10,000/0	276,650/0
William H. Haag III	660	11,864	8,690/0	240,409/0
Dennis F. McKenna	210	3,031	1,500/0	132,515/0
Robert C. Hazenfield	5,000	126,943	5,000/0	69,275/0
Retirement Agreement
      The Company has entered into a retirement agreement with Robert C. Hazenfield effective January 1, 2006, including retirement payments of $35,000 annually for five years or until death if earlier. In addition the Company will continue to pay the Company’s portion of medical insurance, if elected, and provide life insurance coverage in the amount of $10,000 for the term of the agreement. The retirement agreement is contingent upon a noncompetition/confidentiality clause.
Compensation Committee Interlocks and Insider Participation
      There are no Compensation Committee interlocks or insider participation.
Certain Relationships and Related Transactions
      The Audit Committee has approved all related party transactions.
      The Company is a sponsor of Ruhlman Motorsports. Ruhlman Motorsports is owned by Randall M. Ruhlman, a director of the Company, and by his wife. The Company paid sponsorship fees of $658,000, annually, to Ruhlman Motorsports during 2003, 2004 and 2005. In addition, in 2003, 2004, and 2005 the Company’s Canadian subsidiary, Preformed Line Products (Canada) Ltd., paid $99,000, $106,000, and $101,000, respectively, to Ruhlman Motorsports in sponsorship fees. This sponsorship provides the Company with a unique venue to entertain the Company’s customers and to advertise on the racecar, which participates on the Trans-Am racing circuit. The Company believes that its sponsorship contract with Ruhlman Motorsports is as favorable to the Company as a similar contract with a similar independent third-party racing team would be. The Company intends to continue to sponsor Ruhlman Motorsports in 2006; however, it will be in the Grand American Road Racing Series, because the Trans-Am racing circuit has dissolved. The Company further believes that the sponsorship has great marketing value because it entertains users of the Company’s products, such as linemen and their supervisors, and thus provides a grassroots sales approach.
      Mr. John D. Drinko, one of the Company’s directors, is a senior partner of Baker & Hostetler LLP, which acts as the Company’s general outside counsel. The Company expects that Baker & Hostetler will continue to provide legal services in that capacity in 2006.

Performance Graph
      Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company’s Common Shares with the cumulative total return of hypothetical investments in the NASDAQ Market Index and the CoreData, Inc. — Industry Group 627 (Industrial Electrical Equipment) Index based on the respective market price of each investment at December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005, assuming in each case an initial investment of $100 on December 31, 2000, and reinvestment of dividends.

COMPANY / INDEX / MARKET	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

PREFORMED LINE PRODUCTS CO.	100.00	146.93	134.64	261.83	262.10	382.55
COREDATA GROUP INDEX	100.00	76.23	56.61	79.03	86.72	112.08
NASDAQ MARKET INDEX	100.00	79.98	55.69	83.90	91.96	92.62
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at our 2007 annual meeting of shareholders must be received by the Company at 660 Beta Drive, Mayfield Village, Ohio 44143, on or before November 24, 2006, for inclusion in our proxy statement and form of proxy relating to the 2007 annual meeting of shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at the address listed in the immediately preceding sentence not later than February 7, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and owners of more than 10% of our Common Shares, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
      Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended December 31, 2005.
OTHER MATTERS
Independent Auditors
      The Company has not selected the independent auditors for the current fiscal year. The Audit Committee of the Board of Directors will make this selection later in the year. Representatives of Deloitte, which served as the independent auditors for the fiscal year ended December 31, 2005, are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Audit Fees
      The aggregate fees billed for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the year ended December 31, 2005, Deloitte’s reviews of the financial statements included in the Company’s Forms 10-Q filed with the Securities and Exchange Commission, and Deloitte’s attestation of management’s assessment on internal controls, as required by the Sarbanes-Oxley Act of 2002, were $1,440,000. The aggregate fees billed for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the year ended December 31, 2004, and for Deloitte’s reviews of the financial statements included in the Company’s Forms 10-Q filed with the Securities and Exchange Commission were $513,000.
Audit-Related Fees
      The incremental fees billed for professional services rendered by Deloitte for audit-related services for the year ended December 31, 2005 were $8,100. Fees included in 2005 were for advisory services rendered for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The incremental fees billed for professional services rendered by Deloitte for audit-related services for the year ended December 31, 2004 were $13,000. Fees included in 2004 were for services rendered for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Tax Fees
      The incremental fees billed for professional services rendered by Deloitte for tax-related services for the year ended December 31, 2005 were $74,000. Fees included in 2005 were for tax services related to federal income tax return assistance, consultation on tax issues related to the foreign tax credits, transfer pricing analysis at the Company’s Mexican and Great Britain subsidiaries, tax consulting regarding United Kingdom withholding tax, professional fees related to a research and development tax study, consultation for our Great Britain subsidiary’s tax computation and income tax returns for the Company’s Australian and Canadian subsidiaries. The incremental fees billed for professional services rendered by Deloitte for tax-related services for the year ended December 31, 2004 were $107,000. Fees included in 2004 were for tax services related to federal income tax return assistance and preparation, state tax consultation, sales tax compliance, employee benefit plan changes, consultation on foreign subsidiary acquisition and ownership, consultation on foreign subsidiary investments, consultation on tax issues related to the Japanese joint venture, a transfer pricing analysis at our Mexican subsidiary, tax consulting regarding financial restructuring for the Company’s Australian subsidiary, and income tax return for our Great Britain, Canadian and Australian subsidiaries.

All Other Fees
      The incremental fees billed for professional services rendered by Deloitte for all other services for the year ended December 31, 2005 were $6,500. The fees included in 2005 were for a workers compensation audit for our Australian subsidiary and for filing the Company’s financial statements in Puerto Rico. The incremental fees billed for professional services rendered by Deloitte for all other services for the year ended December 31, 2004 were $2,000. The fees included in 2004 were for a workers’ compensation audit for our Australian subsidiary.
Communication with the Board of Directors
      The Board of Directors of the Company believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to:

R. Steven Kestner	-or -	John P. O’Brien
Secretary		Chairman, Audit Committee
Baker & Hostetler LLP		14 Water Street
1900 East Ninth Street		Chagrin Falls, Ohio 44022
3200 National City Center
Cleveland, Ohio 44114
      The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary and Mr. O’Brien, as applicable, will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.
Miscellaneous
      The Company expects its directors to attend the Company’s annual meeting of shareholders. All of the directors attended last year’s annual meeting of shareholders.
      If the enclosed proxy card is executed and returned to the Company, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under “Election of Directors” above. Under Ohio law and our Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the shares voted at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

R. Steven Kestner,
Secretary
Dated: March 15, 2006

PREFORMED LINE PRODUCTS COMPANY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Robert G. Ruhlman, Eric R. Graef and R. Steven Kestner, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Preformed Line Products Company to be held at 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 24, 2006, at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Preformed Line Products Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present as directed on the reverse. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2006, is hereby acknowledged.

Dated	, 2006

Signature(s)
     (Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)

PREFORMED LINE PRODUCTS COMPANY
PROXY
The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in Item 1.
1. ___FOR (except as noted below), or ___WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the 2008 annual meeting of the shareholders and until his or her successor has been duly elected and qualified: Randall M. Ruhlman, Glenn E. Corlett and John D. Drinko.
(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2. On such other business as may properly come before the meeting.

2